Exhibit 3.341

CERTIFICATE OF FORMATION

OF

TRIDENT REGIONAL MEDICAL CENTER, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Trident Regional Medical Center, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of January 29, 1999.

By:
Name: John M. Franck II
Title: Authorized Person

CERTIFICATE OF MERGER

OF

NORTH TRIDENT MERGER CORP.

INTO

TRIDENT MEDICAL CENTER, LLC

Pursuant to Section 18-209

of the Delaware Limited Liability Company Act

and Section 264 of the Delaware General Corporation Law

The undersigned limited liability company and corporation DO HEREBY CERTIFY:

FIRST: The name and the state of organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization
Trident Medical Center, LLC (the “LLC”)	Delaware

North Trident Merger Corp. (the “Company”)	Delaware

SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been adopted, approved, certified, executed and acknowledged by each of the constituent entities to the merger.

THIRD: The Company shall be merged with and into the LLC, with the LLC being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Trident Medical Center, LLC.

FOURTH: The Certificate of Formation of the LLC at the effective time of the merger shall be the Certificate of Formation of the Surviving Entity.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the Surviving Entity is One Park Plaza, Nashville, Tennessee 37203.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any shareholder or member, as the case may be, of the constituent entities.

SEVENTH; This Certificate of Merger shall be effective on April 16, 1999.

*****

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 15th day of April, 1999.

TRIDENT MEDICAL CENTER, LLC

By:
Name: John M. Franck II Title: Manager

NORTH TRIDENT MERGER CORP.

By:
Name: R. Milton Johnson Title: Vice President

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF REGISTRATION

OF

Trident Medical Center, LLC

1.	The name under which the foreign limited liability company is registered and is doing business in the State of Delaware is Trident Medical Center, LLC.

2.	The name under which the foreign limited liability company was formed is Trident Medical Center, LLC.

3.	The Certificate of Registration of the foreign limited liability company was duly endorsed as filed by the Secretary of State of the State of Delaware on January 29, 1999.

4.	The Certificate of Registration of the foreign limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Trident Medical Center, LLC this 10th day of December, 2001.

Trident Medical Center, LLC

Mary R. Adams, Assistant Secretary